EXHIBIT 10.9(gg)

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT is made by and between PEDIATRIC SERVICES OF AMERICA, INC. (“PSA” or “Company”), a Delaware corporation, and DANIEL J. KOHL (“EMPLOYEE”), and individual residing in the State of Georgia.

WHEREAS, EMPLOYEE and PSA previously entered into that certain Employment Agreement dated as of December 1, 2004, (the “Employment Agreement”); and

WHEREAS, EMPLOYEE and PSA desire to further amend certain terms and provisions of the Employment Agreement;

NOW, THEREFORE, it is agreed that:

1.	Section 3.6 of the Employment Agreement is amended by deleting the paragraph and replacing it with the following:

3.6 Car Allowance. PSA shall pay EMPLOYEE $600.00 per month for a car allowance and shall pay reasonable and appropriate maintenance, insurance, operating expenses and taxes related thereto.

2.	Except as specifically amended herein, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day, month and year first set forth below each parties’ signature.

DANIEL J. KOHL	PEDIATRIC SERVICES OF AMERICA, INC.

/s/ Daniel J. Kohl	BY:	/s/ Robert P. Pinkas
DATE: 7/29/05	Authorized Signature NAME: Robert P. Pinkas, Chairman of Compensation Committee of the Board of Directors DATE: 7/29/05